Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139661 on Form S-8 of our report dated June 22, 2016, appearing in this Annual Report on Form 11-K of the Spectra Energy Retirement Savings Plan for the year ended December 31, 2015.

/s/ McConnell & Jones LLP

Houston, Texas

June 22, 2016